John Hancock Mid Cap Equity Fund

                                POWER OF ATTORNEY

I do hereby constitute and appoint George M. Boyd, Thomas M. Kinzler, Betsy Anne Seel, Alfred P. Ouellette, David D. Barr, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Mid Cap Equity Fund (the "Fund") to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Fund's registration statement on Form N-14 relating to the fund merger listed below and any amendments (including pre- and post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Merger
-----------
John Hancock Multi Cap Growth Fund into John Hancock Mid Cap Equity Fund


     IN WITNESS WHEREOF, I have set my hand on this instrument as of the 11th day of September, 2007.

Name                      Signature                            Title
----                      ---------                            -----

                                                               President and
                                                               Chief Executive
Keith F. Hartstein        /s/Keith F. Hartstein                Officer

                                                               Chief Operating
John G. Vrysen            /s/John G. Vrysen                    Officer

                                                               Chief Financial
Charles A. Rizzo          /s/Charles A. Rizzo                  Officer

                                                               Chairman and
Ronald R. Dion            /s/Ronald R. Dion                    Trustee

James R. Boyle            /s/James R. Boyle                    Trustee

James F. Carlin           /s/James F. Carlin                   Trustee

William H. Cunningham     /s/William H. Cunningham             Trustee
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Name                      Signature                            Title
----                      ---------                            -----

Charles L. Ladner         /s/Charles L. Ladner                 Trustee

Dr. John A. Moore         /s/Dr. John A. Moore                 Trustee

Patti McGill Peterson     /s/Patti McGill Peterson             Trustee

Steven R. Pruchansky      /s/Steven R. Pruchansky              Trustee